UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017 (November 20, 2017)

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas 78746
(Address of principal executive offices)

(512)347-7300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2017, Victory Energy Corporation (the “the Company”), filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to, among other things, (i) increase the number of authorized shares of the Company’s common stock from 47,500,000 shares to 300,000,000 shares, (ii) increase the number of authorized shares of the Company’s preferred stock from 2,500,000 shares to 10,000,000 shares, and (iii) implement a 1-for-38 reverse split of the Company’s outstanding common stock. The Amended and Restated Articles became effective on November 21, 2017, but the reverse split will not become effective until November 24, 2017. The Amended and Restated Articles of Incorporation also include the following amendments:

•	the addition of a provision regarding the Company’s election not to be governed by certain provisions of the Nevada Revised Statutes regulating control share acquisitions;

•	the removal of a provision regarding the number, election and removal of directors, which is included in the Company’s Amended and Restated Bylaws; and

•	the removal of a provision regarding the Company’s officers, which is included in our Amended and Restated Bylaws.

The Amended and Restated Articles of Incorporation were approved by the Company’s Board of Directors on September 14, 2017 and by the Company’s stockholders at the special meeting held on November 20, 2017. For more information regarding the Amended and Restated Articles of Incorporation, please see the Company’s proxy statement filed on October 23, 2017.

Item 5.07 Submission of Maters to a Vote of Security Holders.

On November 20, 2017, the Company’s stockholders voted on the following matters at a special meeting of stockholders:

1.	To approve an amendment and restatement of the Company’s Amended and Restated Articles of Incorporation to, among other things, (i) increase the number of authorized shares of the common stock, $0.001 par value per share, of the Company from 47,500,000 shares to 300,000,000 shares and increase the number of authorized shares of the preferred stock, $0.001 par value per share, of the Company from 2,500,000 shares to 10,000,000 shares; and (ii) implement a 1-for-38 reverse split of the Company’s outstanding common stock.

2.	To approve the divestiture of all of the Company’s partnership interests in Aurora Energy Partners, pursuant to the terms and conditions of a divestiture agreement, dated August 21, 2017, between the Company and Navitus Energy Group, as amended.

3.	To approve the Victory Energy Corporation 2017 Equity Incentive Plan.

4.	To elect seven (7) director nominees to the Company’s board of directors to serve until the next annual meeting of the Company’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal.

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Proposal No. 1 – Approve Amended and Restated Articles of Incorporation

The Company’s stockholders cast their votes as set forth below with respect to the approval of the Amended and Restated Articles of Incorporation which, among other things, increases the number of authorized shares of the Company’s common stock and preferred stock and implements a 1-for-38 reverse split of its outstanding common stock.

For	Against	Abstain
56,341,590	25,374	11,668

Proposal No. 2 – Divestiture Proposal

The Company’s stockholders cast their votes as set forth below with respect to the approval of the divesture and transfer (the “Divestiture”) of its 50% ownership interest in Aurora Energy Partners to Navitus Energy Group, which currently owns the remaining 50% interest, in consideration for a release from Navitus of all of the Company’s obligations under the second amended partnership agreement, dated October 1, 2011, between the Company and Navitus, including, without limitation, obligations to return to Navitus investors their accumulated deferred capital, deferred interest and related allocations of equity. In connection with the Divestiture, the Company also agreed to (i) issue 166,549,134 shares of its common stock (or 4,382,872 shares following the planned 1-for-38 reverse stock split) to Navitus and (ii) pay off or otherwise satisfy all indebtedness and other material liabilities of Aurora.

For	Against	Abstain
56,356,018	6,914	15,700

Proposal No. 3 – Approval of 2017 Equity Incentive Plan

The Company's stockholders cast their votes as set forth below with respect to the approval of the Company’s 2017 Equity Incentive Plan.

For	Against	Abstain
56,343,216	21,853	13,563

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Proposal No. 4 – Election of Directors

The Company's stockholders cast their votes as set forth below with respect to the election of directors.

Name	For	Withheld
Ronald W. Zamber	56,354,840	23,792
Kevin DeLeon	56,356,164	22,468
Kenneth Hill	56,355,039	23,593
Robert Grenley	56,356,164	22,468
Ricardo A. Salas	56,355,964	22,668
Julio C. Herrera	56,357,086	21,546
Eric Eilertsen	56,357,086	21,546

Item 8.01 Other Events.

On November 21, 2017, the Company issued a press release announcing the voting results from its special meeting of stockholders held on November 20, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of Victory Energy Corporation

99.1	Press Release dated November 21, 2017 issued by Victory Energy Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

Date: November 22, 2017	By:	/s/ Kenneth Hill
	Name:	Kenneth Hill
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of Victory Energy Corporation
99.1	Press Release dated November 21, 2017 issued by Victory Energy Corporation

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